UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(D) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) June 20, 2018

PREMIER FINANCIAL BANCORP, INC.
(Exact name of registrant as specified in its charter)

Commission file number 000-20908

Kentucky	61-1206757
(State or other jurisdiction of incorporation organization)	(I.R.S. Employer Identification No.)

2883 Fifth Avenue Huntington, West Virginia	25702
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number (304) 525-1600

Not Applicable
Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

PREMIER FINANCIAL BANCORP, INC,

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.07  Submission of Matters to a Vote of Security Holders

On June 20, 2018, Premier Financial Bancorp, Inc. (“Premier”) held its annual meeting of shareholders. The results of voting on the resolutions set forth in the annual meeting proxy statement follow:

(a)	Annual meeting of the shareholders was held June 20, 2018.

(b)	All director nominees were elected.

(c)	Certain matters voted upon at the meeting and the votes cast with respect to such matters are as follows:

(i)      The following were elected as directors of Premier for a term of one year.

Director	Votes Received	Votes Withheld	Broker Non-votes
1. Toney K. Adkins	6,804,948	223,726	2,400,783
2. Philip Cline	6,838,289	190,385	2,400,783
3. Harry Hatfield	6,811,615	217,059	2,400,783
4. Lloyd G. Jackson, II	6,844,245	184,429	2,400,783
5. Keith F. Molihan	6,362,611	666,063	2,400,783
6. Marshall T. Reynolds	6,216,743	811,931	2,400,783
7. Neal Scaggs	6,329,222	699,452	2,400,783
8. Robert W. Walker	6,813,548	215,126	2,400,783
9. Thomas W. Wright	6,684,190	344,484	2,400,783

(ii)     Ratification of Crowe Horwath LLP as independent auditors of Premier for 2018.  Votes for 9,370,534; votes against 44,503; votes abstained 14,420.

(iii)    Approve proposal on executive compensation in an advisory vote.  Votes for 6,627,106; votes against 201,558; votes abstained 200,010; broker non-votes 2,400,783.

PREMIER FINANCIAL BANCORP, INC,

INFORMATION TO BE INCLUDED IN THE REPORT

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PREMIER FINANCIAL BANCORP, INC.
(Registrant)

/s/ Brien M. Chase___________________
Date: June 20, 2018                 Brien M. Chase, Senior Vice President
  and Chief Financial Officer